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EXHIBIT 99.3

CAPMARK FINANCIAL GROUP INC.

OFFER TO EXCHANGE

UP TO $830,000,000 PRINCIPAL AMOUNT OF ITS FLOATING RATE SENIOR NOTES DUE 2010, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING FLOATING RATE SENIOR NOTES DUE 2010

UP TO $1,200,000,000 PRINCIPAL AMOUNT OF ITS 5.875% SENIOR NOTES DUE 2012, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 5.875% SENIOR NOTES DUE 2012

UP TO $500,000,000 PRINCIPAL AMOUNT OF ITS 6.300% SENIOR NOTES DUE 2017, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 6.300% SENIOR NOTES DUE 2017

                    , 2008

To Our Clients:

        Enclosed for your consideration are a Prospectus, dated            , 2008 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Capmark Financial Group Inc. (the "Company") and certain subsidiaries of the Company (the "Guarantors"), to exchange an aggregate principal amount of up to $830,000,000 of its Floating Rate Senior Notes due 2010 (the "Exchange Floating Rate Notes"), $1,200,000,000 of its 5.875% Senior Notes due 2012 (the "Exchange 2012 Fixed Rate Notes") and $500,000,000 of its 6.300% Senior Notes due 2017 (the "Exchange 2017 Fixed Rate Notes"), each of which has been registered under the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "Exchange Notes"), for any and all of its outstanding Floating Rate Senior Notes due 2010 (the "Outstanding Floating Rate Notes"), 5.875% Senior Notes due 2012 (the "Outstanding 2012 Fixed Rate Notes") and 6.300% Senior Notes due 2017 (the "Outstanding 2017 Fixed Rate Notes"), respectively, (collectively, the "Outstanding Notes") in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The Outstanding Notes are unconditionally guaranteed (collectively, the "Old Guarantees") by the Guarantors, and the Exchange Notes are unconditionally guaranteed (collectively, the "New Guarantees") by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the "Exchange Offer" include the Guarantors' offer to exchange the New Guarantees for the Old Guarantees, references to the "Exchange Notes" include the related New Guarantees and references to the "Outstanding Notes" include the related Old Guarantees. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

        PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON            , 2008 (THE "EXPIRATION DATE"), UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFER.

        The enclosed materials are being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Outstanding Notes in the Exchange Offer.

        Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your outstanding notes, please so instruct us by completing, signing and returning to us the "Instructions to Registered Holder from Beneficial Owner" form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.

        The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

        If we do not receive written instructions in accordance with the below instructions and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

        The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated            , 2008 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Capmark Financial Group Inc. (the "Company") and certain subsidiaries of the Company (the "Guarantors") to exchange an aggregate principal amount of up to $830,000,000 of its Floating Rate Senior Notes due 2010 (the "Exchange Floating Rate Notes"), $1,200,000,000 of its 5.875% Senior Notes due 2012 (the "Exchange 2012 Fixed Rate Notes") and $500,000,000 of its 6.300% Senior Notes due 2017 (the "Exchange 2017 Fixed Rate Notes"), each of which has been registered under the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "Exchange Notes"), for any and all of its outstanding Floating Rate Senior Notes due 2010 (the "Outstanding Floating Rate Notes"), 5.875% Senior Notes due 2012 (the "Outstanding 2012 Fixed Rate Notes") and 6.300% Senior Notes due 2017 (the "Outstanding 2017 Fixed Rate Notes"), respectively, (collectively, the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder, to tender the principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Floating Rate Senior Notes Due 2010

Certificate or Registration Number(s) of Outstanding Notes	Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

5.875% Senior Notes Due 2012

Certificate or Registration Number(s) of Outstanding Notes	Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

6.300% Senior Notes Due 2017

Certificate or Registration Number(s) of Outstanding Notes	Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*
Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

        If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that the undersigned (i) is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or the Guarantors, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Outstanding Notes acquired for its own account directly from the Company. If a holder of the Outstanding Notes is an affiliate of the Company or the Guarantors, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE
Dated:	, 2008
Signature(s):

Print Name(s):

Address:

(Please include Zip Code)
Telephone Number:

(Please include Area Code)
Tax Identification Number or Social Security Number:

My Account Number With You:

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CAPMARK FINANCIAL GROUP INC.
OFFER TO EXCHANGE
UP TO $830,000,000 PRINCIPAL AMOUNT OF ITS FLOATING RATE SENIOR NOTES DUE 2010, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING FLOATING RATE SENIOR NOTES DUE 2010
UP TO $1,200,000,000 PRINCIPAL AMOUNT OF ITS 5.875% SENIOR NOTES DUE 2012, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 5.875% SENIOR NOTES DUE 2012
UP TO $500,000,000 PRINCIPAL AMOUNT OF ITS 6.300% SENIOR NOTES DUE 2017, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 6.300% SENIOR NOTES DUE 2017
INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER